UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

STANLEY BLACK & DECKER, INC
(Exact name of Registrant as specified in its charter)

Connecticut	1-5244	06-0548860
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Stanley Drive
New Britain, Connecticut 06053
(Address of principal executive offices)

Registrant’s telephone number: (860) 225-5111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 16, 2013, the Board of Directors of the Registrant approved amendments to the Company’s Bylaws (i) to remove provisions relating to a classified Board that no longer apply (see Sections 1 and 1.A of Article III); (ii) to eliminate certain provisions adopted in connection with the Black & Decker merger relating to the responsibilities of the Chairman and the Chief Executive Officer (see Sections 2 and 3 of Article IV); and (iii) to correct a typographical error (see Section 11 of Article III). These amendments did not require shareholder approval.

The above summary is qualified in its entirety by reference to the full text of the amended provisions, which are contained in the Amended and Restated Bylaws attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Registrant’s Annual meeting of Shareholders was held on April 16, 2013.

Proposal 1: The following Directors were elected at the meeting:

NOMINEE	VOTES	VOTES	BROKER
	FOR	WITHHELD	NON-VOTES
George W. Buckley	122,907,592	5,558,783	10,647,637
Patrick D. Campbell	124,511,214	3,955,161	10,647,637
Carlos M. Cardoso	122,732,768	5,733,607	10,647,637
Robert B. Coutts	124,341,312	4,125,063	10,647,637
Benjamin H. Griswold, IV	122,786,030	5,680,345	10,647,637
John F. Lundgren	123,336,868	5,129,507	10,647,637
Anthony Luiso	123,840,351	4,626,024	10,647,637
Marianne M. Parrs	123,993,829	4,472,546	10,647,637
Robert L. Ryan	124,579,852	3,886,523	10,647,637

Proposal 2:	The Shareholders approved the Stanley Black & Decker 2013 Long-Term Incentive Plan:

For	Against	Abstain	Broker Non-
			Votes
112,201,288	15,413,224	843,222	10,647,637

Proposal 3:	The Shareholders approved Ernst & Young LLP as the Registrant’s registered independent public accounting firm for the 2013 fiscal year:

For	Against	Abstain
133,600,396	5,104,518	400,644

Proposal 4:	The Shareholders approved, on an advisory basis, the compensation of the Registrant’s named executive officers:

For	Against	Abstain	Broker Non-
			Votes
119,400,841	7,541,146	1,515,934	10,647,637

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits
3.1	Amended and Restated Bylaws dated April 16, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2013

Stanley Black & Decker, Inc.

By:	/s/ Bruce H. Beatt
Bruce H. Beatt
Senior Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws dated April 16, 2013